EXHIBIT 99.1

For further information:
David B. Ramaker, CEO
Lori A. Gwizdala, CFO
989-839-5350

CHEMICAL BANK COMPLETES ACQUISITION OF 21 INDEPENDENT BANK
BRANCHES IN NORTHEAST MICHIGAN & BATTLE CREEK
Adds Approximately $405 Million in Deposits

Midland, MI, December 10, 2012 --- Chemical Financial Corporation (Nasdaq: CHFC), announced today that its subsidiary, Chemical Bank, has completed its previously announced purchase of 21 branches from Independent Bank, a subsidiary of Independent Bank Corporation, Ionia, MI (Nasdaq: IBCP). In addition to the branch offices, which are located in Northeast Michigan and Battle Creek, the acquisition included approximately $405 million in deposits and $44 million in loans. The purchase price of the branch offices, including equipment, was $8.1 million and the Corporation paid a premium on deposits of $11.5 million, or approximately 2.9% of total deposits.

"This transaction, our second strategic acquisition in the past three years, is not only in keeping with our growth strategy, but reflective of our commitment to Michigan. Acquiring these branches, we believe, accretively expands our footprint into new markets and provides us with an excellent opportunity to grow top line revenue through our core strategy of community banking," said David B. Ramaker, Chairman, Chief Executive Officer and President of Chemical Financial Corporation. "We welcome the employees, customers and communities associated with these branches to the Chemical Bank family."

The 21 branches are located in Otsego, Alpena, Presque Isle, Montmorency, Roscommon, Iosco, Ogemaw, Calhoun and Kalamazoo counties.

About Chemical Financial

Chemical Financial Corporation is the second largest bank holding company headquartered and operating branch offices in Michigan. The Corporation operates through a single subsidiary bank, Chemical Bank. Following completion of the Independent Bank transaction, the Corporation operates with 162 banking offices spread over 38 counties in the lower peninsula of Michigan and has total assets of approximately $5.8 billion. Chemical Financial Corporation's common stock trades on The NASDAQ Stock Market under the symbol CHFC and is one of the issues comprising The NASDAQ Global Select Market. More information about the Corporation is available by visiting the investor relations section of its website at www.chemicalbankmi.com.

Forward-Looking Statements

This press release contains forward-looking statements regarding Chemical Financial Corporation's outlook or expectations with respect to the acquisition of branches from Independent Bank, the costs incurred in connection with the acquisition, the future performance of the branches to be acquired, the consequences of their integration into Chemical Bank, and the impact of the transaction on Chemical Financial Corporation's future performance. Words such as "believes" and similar terms are intended to identify forward-looking statements.

Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. The forward-looking statements in this press release speak only as of the date of this press release, and Chemical Financial Corporation has no duty, and does not undertake, to update them. Actual results or future events could differ, possibly materially, from those that are anticipated in these forward-looking statements.

Forward-looking statements are subject to the risks and uncertainties applicable to the business of Chemical Financial Corporation generally that are disclosed in Chemical Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 2011 and in its current year Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Forward-looking statements in this press release are subject to, among others, the following risks and uncertainties related both to the acquisition transaction itself and to the integration of the acquired branches into Chemical Bank after closing:

The transaction may be more expensive to complete and the anticipated benefits, including anticipated strategic gains, may be significantly harder or take longer to achieve than expected or may not be achieved in their entirety as a result of unexpected factors or events.

Chemical Financial Corporation's ability to achieve anticipated results from the transaction is dependent on the state of the economic and financial markets going forward, which have been under significant stress recently. Specifically, Chemical Financial Corporation may incur more credit losses from the acquired loan portfolio than expected and deposit attrition may be greater than expected.

The integration of the business and operations of the branches into Chemical Bank may take longer than anticipated or be more costly than anticipated or have unanticipated adverse results relating to Chemical Financial Corporation's existing business.